UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2014

TIM HORTONS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)
(905) 845-6511
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On February 20, 2014, Tim Hortons Inc. (the “Corporation”) issued a press release containing financial information regarding its fourth quarter and fiscal year 2013 financial results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.
The Corporation will host a quarterly conference call to discuss its fourth quarter and fiscal year 2013 results on Thursday, February 20, 2014, at 10:00 a.m. (Eastern Standard Time). Investors and the public may listen to the conference call in the manner described in the Corporation’s press release attached hereto as Exhibit 99.1.

Item 8.01	Other Events.
Dividends. On February 20, 2014, the Corporation announced that the Board of Directors has approved a 23.1% increase in the quarterly dividend to Cdn.$0.32 per common share and declared the first quarterly dividend at the new rate. The dividend is payable on March 18, 2014 to shareholders of record at the close of business on March 3, 2014. The declaration of any and all future dividends is subject to the Board’s discretion. The full text of the Corporation’s press release relating to the increase in the quarterly dividend and current dividend declaration is attached hereto as Exhibit 99.2.
Share Repurchase Program. On February 20, 2014, the Corporation announced that the Board has approved a new share repurchase program (the "2014 Program"), and that the Corporation had received regulatory approval from the Toronto Stock Exchange ("TSX") for the 2014 Program. Under the 2014 Program, the Corporation may repurchase up to Cdn.$440 million in common shares, not to exceed the regulatory maximum of 13,726,219 shares, representing 10% of the Corporation's "public float" as of February 14, 2014 (as defined under TSX rules). The 2014 Program is planned to commence on February 28, 2014 and continue until February 27, 2015, unless earlier terminated due to: the achievement of the Cdn.$440 million maximum; the purchase of the regulatory maximum of 13,726,219 shares; or, at the Corporation's discretion, subject to compliance with applicable regulatory requirements. There can be no assurance as to the precise number of shares that will be repurchased under the 2014 Program, or the aggregate dollar amount of the shares purchased. Shares purchased pursuant to the 2014 Program will be cancelled.
Subject to the negotiation and execution of a broker agreement, the Corporation's common shares will be repurchased under the 2014 Program through a combination of a 10b5-1 automatic trading plan, and at management's discretion in compliance with regulatory requirements, and given prevailing market, cost, and other considerations.
Repurchases will be made through the facilities of the TSX (and/or other Canadian marketplaces), the New York Stock Exchange ("NYSE"), or by such other means as may be permitted by the TSX and/or NYSE, and under applicable laws, including private agreements permitted under issuer bid exemption orders issued by a securities regulatory authority in Canada. Purchases made by way of private agreements under an issuer bid exemption order by a securities regulatory authority will be at a discount to the prevailing market price as provided in the exemption order.
Further information regarding the 2014 Program is set forth in the press release attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated February 20, 2014, issued by the Corporation regarding the release of the fourth quarter and fiscal year 2013 financial results and other information.

Exhibit 99.2	Press release dated February 20, 2014, issued by the Corporation announcing the declaration of a Cdn.$0.32 per common share dividend.

Exhibit 99.3	Press release dated February 20, 2014, announcing a new Cdn.$440 million, 2014 share repurchase program planned to commence in the first quarter of 2014.

Exhibit 99.4	Safe Harbor Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: February 20, 2014	By:	/s/ JILL E. SUTTON
Jill E. Sutton (formerly Aebker) Executive Vice President, General Counsel and Secretary